Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-234760 and 333-277317 on Form S-8 of our report dated June 18, 2026, relating to the financial statements and supplemental schedules of the MDU Resources Group, Inc. 401(k) Retirement Plan, appearing in this Annual Report on Form 11-K of the MDU Resources Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 18, 2026